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   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                ACT OF 1934
                              (AMENDMENT NO. )

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                        BIRMINGHAM STEEL CORPORATION
         ---------------------------------------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)

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                                                CONTACT:    ROY WINNICK
                                                            KEKST AND COMPANY
                                                            212-521-4842


             SPECIAL COMMITTEE OF BIRMINGHAM STEEL BOARD NAMED
                TO OVERSEE REVIEW OF STRATEGIC ALTERNATIVES
                   INCLUDING POSSIBLE SALE OF THE COMPANY

BIRMINGHAM, Ala., November 30, 1999 -- Birmingham Steel Corporation (NYSE:
BIR) today said that the Company's Board of Directors has appointed a Special Committee of three independent directors to oversee the review of strategic alternatives which, as announced on November 24, include the possible sale of the Company. The members of the Special Committee include Alfred C. DeCrane, Jr., former Chairman and CEO of Texaco Inc., Robert D. Kennedy, former Chairman and CEO of Union Carbide Corporation, and C. Stephen Clegg, Chairman and CEO of Diamond Home Services and of Midwest Spring Manufacturing Company.

The Company stated: "This step further underscores our commitment to realize full value for our shareholders. The Special Committee will be responsible for overseeing the active pursuit by management and the Company's financial advisors of any alternatives, including the possible sale of the Company, that offer the potential to maximize shareholder value."

Birmingham Steel announced on November 24 that, reflecting interest expressed by third parties in possible transactions involving the whole Company, and the long-standing commitment of its Board of Directors to build and realize value for all of the Company's shareholders, the Board had authorized management and the Company's financial advisors, Credit Suisse First Boston, to explore actively all potentially attractive strategic alternatives, including the sale of the Company, while also continuing to pursue the sale of its SBQ operations.

As indicated on that date, the Board believes that the strategic restructuring program that the Company is currently implementing will succeed, but also believes that, by also pursuing potential interest in a sale of the Company, the Company's shareholders will be given another opportunity to realize value in the near term.

Birmingham Steel operates in the mini-mill sector of the Steel industry and conducts operations at facilities located across the United States. The common stock of Birmingham Steel is traded on the New York Stock Exchange under the symbol "BIR."

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